                                EXHIBIT 10.12

                       INCENTIVE AND SEPARATION AGREEMENT


         This Incentive and Separation Agreement ("Agreement"), dated as of September 14, 1994, is by and between Varian Associates, Inc., a Delaware corporation ("Company") and Al D. Wilunowski ("Employee").

                                    RECITALS

         WHEREAS, the Company has decided to explore the possibility of selling the Company's Electron Devices Business ("Business") and has requested that Employee continue to manage the on-going operations of the Business and, if a decision is made to sell the Business, to assist the Company with the sale of the Business; and

         WHEREAS, Employee's position with the Company will be eliminated if the Business is sold; and

         WHEREAS, Employee and the Company have discussed the foregoing and on the basis of each party's own considerations have reached a mutual understanding, as provided for in this Agreement, for Employee's assistance with the sale of the Business and the eventual voluntary termination of Employee's employment with the Company; and

         WHEREAS, both Employee and the Company intend that this Agreement will mutually, amicably and finally resolve and compromise all issues and claims relating to or involving Employee's employment by the Company and the voluntary termination of that employment if and when the Business is sold.

         NOW THEREFORE, in consideration of and subject to all of the terms and conditions set forth in this Agreement, Employee and the Company agree as follows:

1.   EMPLOYMENT.

         1.1 PRIOR TO SALE OF BUSINESS. Until such time that (a) the Business is sold and/or discontinued, (b) Employee voluntarily resigns, or (c) Employee is terminated for cause as defined by Company policies ("Cause"), Employee will continue in his current capacity as Executive Vice President, in accordance with the current terms and conditions of his employment, subject to Company policies and procedures, and with compensation and benefits provided in the ordinary course. Employee acknowledges that this Agreement does not guarantee Employee continued employment or the terms of that employment, and the Company maintains the absolute right to manage the Business and determine the terms of any sale and/or discontinuation of the Business.

         1.2 UPON SALE OF THE BUSINESS. If Employee is still actively employed by the Company on the date that sale and/or discontinuation of the Business is closed and/or completed ("Final

EXHIBIT 10.12
INCENTIVE AND SEPARATION AGREEMENT (Continued)

Work Day"), (a) Employee will become an inactive employee and will cease to be an Executive Vice President, officer or active employee of the Company, and (b) Employee will tender his voluntary and unqualified resignation of employment with the Company, which will be accepted by the Company as of the Final Work Day to be effective on the date when Employee receives the final salary payment provided for in Section 3.1 ("Separation Date"). During the period from the Final Work Day to the Separation Date ("Salary Continuation Period"), Employee will not be expected to perform regular work for the Company, but will (i) provide the Company with information and assistance regarding Employee's prior acts and responsibilities, which information and assistance will be provided without any additional compensation, and (ii) refrain from taking any action detrimental to the Company.

         1.3 REEMPLOYMENT. During the Salary Continuation Period, Employee will use his best efforts to locate and accept Reemployment, and Employee will immediately notify the Company in writing upon obtaining any Reemployment. "Reemployment" means (a) full-time employment other than with the Company, (b) full-time self-employment, or (c) performance for compensation of twenty (20) hours or more per week of consulting services.

2.   INCENTIVE COMPENSATION.

         2.1 FIXED BONUS. In consideration of Employee's assistance in a sale of the Business, if a decision is made to sell the Business, the Company will pay to Employee a fixed bonus of $200,000 on the Final Work Day. This fixed bonus will not be paid if the Company does not sell and/or discontinue the Business or if prior to such date Employee voluntarily terminates his employment with the Company or his employment is terminated by the Company for Cause.

         2.2 INCENTIVE BONUS. In consideration of Employee's assistance in a sale of the Business, if a decision is made to sell the Business, the Company will pay to Employee an incentive bonus based on the aggregate sale price for the Business, according to the following formula:

                 Aggregate Sale Price                   Incentive Bonus
                 --------------------                   ---------------
                    [     *     ]                           $25,000
                                                            $50,000
                                                           $100,000
                                                           $150,000
                                                           $200,000

         For purposes of this Section 2.2, the aggregate sale price will be calculated on the basis of the final gross aggregate sale price for the Business as adjusted in the ordinary course after the closing of the sale transaction(s) and without regard to any disputes or whether the Company has received full payment of such aggregate sale price.

         This incentive bonus will not be paid if prior to the Final Work Day Employee voluntarily

- - - -----------
* Confidential treatment has been requested with respect to the omitted language of Section 2.2 of this page. Please be aware that the omitted material has been separately filed with the Securities and Exchange Commission.

EXHIBIT  10.12
INCENTIVE AND SEPARATION AGREEMENT (Continued)


terminates his employment with the Company or his employment is terminated by the Company for Cause.

3.   OTHER COMPENSATION AND BENEFITS.

         3.1 SALARY. If Employee is employed by a buyer of the Business, Employee's salary will end as of the Final Work Day. If Employee (a) is not employed by a buyer of the Business, or (b) is so employed but such employment is involuntarily terminated within six (6) months of its commencement, then for a period of one (1) year from and after the Final Work Day or the termination of such employment, as the case may be, the Company will pay to Employee the same salary he was earning as of the Final Work Day; provided, however, that such salary will be reduced by the amount of any severence payments made to Employee in the event of termination of employment with a buyer. In the event of Employee's Reemployment (other than by a buyer of the Business) during this one-year period, the Company will promptly pay to Employee in a lump-sum the balance of the annual base salary which he would otherwise have been paid
during the one-year period based on the foregoing.   If at the end of the
one-year period after the Final Work Day Employee has not obtained Reemployment, the Company will continue to pay to Employee the annual base salary he was earning as of the Final Work Day, (a) for a period of six (6) additional months, or (b) until Employee obtains Reemployment, whichever first occurs.

         3.2 MIP AWARDS. Employee will be eligible for awards under the Company's Management Incentive Plan ("MIP") for fiscal years 1994 and 1995. Employee will be eligible for an award under the MIP for any fiscal year subsequent to fiscal year 1995 which begins prior to the Final Work Day; provided, however, that any such award will be pro-rated for the period prior to the Final Work Day. Any award for a fiscal year in which the sale and/or discontinuation of the Business is closed and/or completed will be based 100% on corporate performance objectives.

         3.3 LTI AWARDS. Employee will be eligible for an award under the Long-Term Incentive feature of the Company's Omnibus Stock Plan ("LTI") for the fiscal 1992-1994 cycle. Employee will be eligible for awards under the LTI for any fiscal cycles subsequent to the fiscal 1992-1994 cycle which begin prior to the Final Work Day; provided, however, that any such awards will be pro-rated for the period prior to the Final Work Day. Any award for a fiscal cycle in which the sale and/or discontinuation of the Business is closed and/or completed will be based 100% on corporate performance objectives.

         3.4   RESTRICTED STOCK.  Restricted stock will be treated as follows:

                 3.4.1 Employee will be eligible for restricted stock grants under the performance-based restricted stock feature of the Company's Omnibus Stock Plan for fiscal years 1994 and 1995. Employee will be eligible for a performance-based restricted stock grant for any fiscal year subsequent to fiscal year 1995 which begins prior to the Final Work Day; provided, however, that any such award will be pro-rated for the period prior to the Final Work Day.

EXHIBIT  10.12
INCENTIVE AND SEPARATION AGREEMENT (Continued)


                 3.4.2 Effective on the Final Work Day, all restricted stock granted or to be granted to Employee which has not yet been released from restrictions will vest and will be released from any remaining restrictions.

         3.5 STOCK OPTIONS. Stock options granted by the Company to Employee will be treated as follows:

                 3.5.1 Effective on the Final Work Day, all stock options granted by the Company to Employee which are not yet exercisable will become exercisable.

                 3.5.2 All stock options which Employee has not exercised as of the Separation Date will only be exercisable (a) for a period of three (3) months after the Separation Date, or (b) until those options normally expire according to their terms, whichever first occurs.

         3.6 CASH PROFIT-SHARING PLAN. Employee will be eligible for allocations under the Company's Cash Profit-Sharing Plan for fiscal years 1994 and 1995. Employee will be eligible for an allocation under that Plan for any fiscal year subsequent to fiscal year 1995 which begins prior to the Final Work Day; provided, however, that any such allocation will be pro-rated so as to be based only on the period prior to the Final Work Day.

         3.7 EXECUTIVE CAR PROGRAM. Until the Separation Date, Employee will be eligible to participate in the Company's Executive Car Program on the same terms as would otherwise apply if he were an officer. On the Separation Date, Employee may either return or purchase in accordance with the terms of the Program the vehicle which is then provided to him under the Program.

         3.8 EMPLOYEE STOCK PURCHASE PLAN. Until the Separation Date, Employee will be eligible to continue to participate in the Company's Employee Stock Purchase Plan on the same terms as would otherwise apply if he were an active employee.

         3.9   EXECUTIVE FINANCIAL COUNSELING PROGRAM.   Until the Separation
Date, Employee will be eligible to continue to participate in the Company's Executive Financial Counseling Program on the same terms as would otherwise apply if he were an officer.

         3.10  TAX REIMBURSEMENTS.   Until the Separation Date, Employee will be
eligible to continue to be eligible to receive reimbursements ("gross-ups") for taxes applicable to certain perquisites on the same terms as would otherwise apply if he were an officer.

         3.11 RETIREMENT PROGRAM. Until the Separation Date, Employee will be eligible to continue to participate in the Company's Retirement and Profit-Sharing Program ("Retirement Program") according to the terms of the Retirement Program. If it is determined that applicable regulations or the terms of the Retirement Program do not permit Employee to continue participation in the Retirement Program during the Salary Continuation Period, the Company will

EXHIBIT  10.12
INCENTIVE AND SEPARATION AGREEMENT (Continued)


make contributions to Employee's Supplemental Retirement Plan account in amounts equivalent to what would have been contributed to Employee's Retirement Program account had he been eligible to continue to participate in the Retirement Program.

         3.12 SUPPLEMENTAL RETIREMENT PROGRAM. Until the Separation Date, Employee will be eligible to continue to participate in the Company's Supplemental Retirement Plan on the same terms as would otherwise apply if he were an officer.

         3.13 HEALTH INSURANCE. Until the Separation Date, Employee will be eligible to continue to participate in the Company's group health insurance plan(s) for himself and his eligible dependents on the same terms as would otherwise apply if he were an active employee. The Company will provide Employee with information about continuation of health care coverage (COBRA coverage) after the Separation Date.

         3.14 LIFE INSURANCE. Until the Separation Date, Employee will be eligible to continue to participate in the Company's group term life insurance plan on the same terms as would otherwise apply if he were an active employee. The Company will provide Employee with information about conversion of that life insurance coverage after the Separation Date.

         3.15 DISABILITY INSURANCE. Employee will not be eligible to continue to participate in the Company's group disability insurance plan after the Final Work Day.

         3.16 PERSONAL PAID LEAVE. Employee will not accrue any Personal Paid Leave ("PPL") after the Final Work Day. The accrued and unpaid balance of Employee's PPL will be paid to Employee promptly after the Separation Date.

         3.17 OTHER BENEFITS. After the Final Work Day, Employee will only be eligible and entitled to participate in the compensation and benefit programs provided for in this Section 3.

         3.18 WITHHOLDINGS AND DEDUCTIONS. The Company will deduct from any payments made to Employee pursuant to this Agreement (a) all legally required withholdings and deductions, including for taxes, (b) applicable Employee contributions to the Company benefit plans in which Employee continues to participate, and (c) appropriate amounts for advances or obligations owed by Employee to the Company, including, without limitation, travel advances and loans, consistent with the Company's policies and practices. Employee will pay to the Company when due any amounts due for taxes relating to restricted stock releases, stock option exercises and other non-cash benefits for which the Company is required to collect taxes from Employee.

4.   OTHER TERMS, CONDITIONS AND ACKNOWLEDGEMENTS.

         4.1 OUTPLACEMENT. Within ninety (90) days after the Final Work Day, Employee will give the Company written notice of his election to either (a) use outplacement services secured by the Company, or (b) receive an amount equal to fifteen percent (15%) of the annual base

EXHIBIT  10.12
INCENTIVE AND SEPARATION AGREEMENT (Continued)


salary he was earning on his Final Work Day. If Employee elects to use outplacement services, the Company will provide to Employee a list of outplacement firms with which the Company has existing relationships, Employee will select a firm from that list to provide outplacement services to Employee, and the Company will pay the charges of that outplacement firm. If Employee elects to receive the amount described above, the Company will pay it to Employee within fourteen (14) days after receiving Employee's election.

         4.2 DELIVERY OF MATERIALS AND CONFIDENTIALITY. On the Final Work Day, Employee will deliver to the Company's Vice President, Human Resources all Company identification badges, entry cards, security documents, credit cards and other property, books and records which are proprietary to the Company. Employee acknowledges and reaffirms the terms of the confidentiality Agreement executed previously by Employee, a form of which is attached as Exhibit A, which prohibits disclosure of certain Company's information even after the Separation Date.

         4.3 NON-DISCLOSURE. Until such time that this Agreement is publicly disclosed, Employee will not disclose or communicate the terms of this Agreement to (a) any persons other than those within his immediate family and/or his counselor(s), each of whom will be advised by him to keep such communication and the terms of this Agreement confidential, and (b) the Company's legal or other specifically authorized representatives, unless otherwise compelled by legal process. Any other disclosure by Employee, his family or his counselor(s) will be deemed a disclosure by Employee constituting
a material breach of the Agreement.   Upon proof of such a disclosure, the
Company may recover the amount of $20,000 in liquidated damages and not as a penalty or forfeiture. In addition, upon proof by the Company before the Separation Date of such a disclosure, the Company may immediately terminate this Agreement and discontinue all benefits hereunder, other than those required by law. Employee expressly agrees that this provision is reasonable under the circumstances that exist when he executes this Agreement and further represents that the benefits and other consideration conferred by this Agreement are sufficient to bind his release under Section 5, even under circumstances where the Company terminates this Agreement before the Separation Date.

         4.4 CLAIMS. Employee is not aware of any basis which Employee may have to claim any amounts from the Company for obligations other than those provided for in this Agreement, and Employee is not presently aware of any injury or illness incurred while in Company's employment.

         4.5   CHANGE IN CONTROL AGREEMENT; INDEMNITY AGREEMENT.   The Change
in Control Agreement between Employee and the Company will terminate on the Final Work Day and will not be reinstated for any reason. The September 20, 1989 Indemnity Agreement between Employee and the Company will continue according to its terms.

         4.6 SUBSEQUENT REGULATORY CHANGES. In the event that any governmental regulation applicable to a Company compensation or benefit plan under which payments or benefits are to be provided to Employee under this Agreement would prohibit any such payment or benefit, or

EXHIBIT  10.12
INCENTIVE AND SEPARATION AGREEMENT (Continued)


would jeopardize the regulatory qualification or status of any such plan if such payment or benefit is provided to Employee, the Company will not be obligated to make such payment or to provide such benefit to Employee; provided, however, that the Company will to the extent permitted under such regulations provide Employee with comparable compensation.

         4.7 UNEMPLOYMENT INSURANCE. Employee will not file or make any claim for unemployment insurance for any period after the Final Work Day.

5.   RELEASE.

         5.1 RELEASE OF CLAIMS. On behalf of himself, his heirs and successors, Employee forever releases and discharges the Company, its employees, directors, agents and affiliates, from any all known or unknown claims or obligations, whether in contract, covenant, tort or based on or through any federal, state or local statute, regulation or ordinance relating to or arising out of Employee's relationship with the Company or the termination of that employment. This release includes, without limitation, a waiver of all claims (a) for "wrongful discharge," (b) for breach of any express or implied contract of employment, (c) for severance pay or other compensation other than as provided for in this Agreement, (d) for statutory workers' compensation insurance that Employee may make based on accidents or alleged injuries occurring after the Final Work Day, (e) for unemployment insurance for any period after the Final Work Day, (f) under Title VII of the Civil Rights Acts of 1964 and 1991, (g) under the Age Discrimination in Employment Act of 1967, (h) under the Employee Retirement Income Security Act of 1974, and (i) under the California Fair Employment and Housing Act; provided, however, that this release does not include any claims Employee may have, but of which he is currently unaware, (1) for statutory workers' compensation insurance, and (2) for indemnification under the provisions of the California Labor Code, Delaware law, the Company's Bylaws, the Company's Restated Articles of Incorporation or the Indemnity Agreement referred to in
Section 4.6.

         It is further understood and agreed that as part of the consideration and inducement for the execution of this Agreement which is intended to release the Company and its related parties identified above of and from any and all claims of every nature and kind whatsoever, known or unknown, suspected or unsuspected, Employee also specifically waives the provisions of California Civil Code Section 1542 and any similar provisions of the law of other jurisdictions. Section 1542 provides:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in his/her favor at the time of executing the release, which if known by him/her must have materially affected his/her settlement with the debtor."

         This Section 5.1 will be deemed renewed and restated by Employee on the Final Work Day and on the Separation Date.

EXHIBIT  10.12
INCENTIVE AND SEPARATION AGREEMENT (Continued)


         5.2 NO CONTEST. If Employee or any person acting on Employee's behalf in any way contests this Section 5, Employee will return to the Company all payments made by the Company to Employee under Section 3 of this Agreement.

         5.3 NO ADMISSIONS. Neither the proposal of this Agreement, its execution nor its performance is or will in any way be considered an admission of any liability by Employee or the Company.

6.   MISCELLANEOUS.

         6.1 ENTIRE AGREEMENT. Employee has read this entire Agreement, understands its provisions, and is not executing this Agreement in reliance on any promises, representations or inducements other than those contained in this Agreement. Employee has had the opportunity to review this Agreement with others of his own selection and acknowledges that this Agreement expresses in plain English Employee's and Company's entire understanding with regard to the subject matter of this Agreement. This Agreement constitutes the entire understanding between the Company and Employee with respect to the subject matter of this Agreement and supersedes all previous understandings or agreements relating to the subject matter of this Agreement.

         6.2 NOTICES. All notices provided under this Agreement will be in writing, delivered by mail (postage prepaid), by facsimile or by hand, and will be deemed to have been given when received by the intended recipient at the following address (or at such other address as the intended recipient will have specified in a written notice given to the other party):

         If to the Company:                        If to Employee:

         Varian Associates, Inc.                   Al D. Wilunowski
         3050 Hansen Way                              [    *    ]
         Palo Alto, CA  94304-1000
         Fax:  (415) 858-2018
         Attn:   Vice President,
                 Human Resources

When notice is given by facsimile transmission, the sender will retain a written confirmation of successful dispatch by the transmitting machine or successful receipt from the receiving party.

         6.3 HEADINGS AND INTERPRETATION. The headings in this Agreement are for convenience of reference only, and will not be referred to in connection with the interpretation of this Agreement. The language of this Agreement will be interpreted without reference to which party prepared this Agreement or any portion of this Agreement.

         6.4 AMENDMENTS. This Agreement may not be amended or supplemented except by means of a written agreement executed by both the Company and Employee.

- - - -----------
* Confidential treatment has been requested with respect to the omitted language of Section 6.2 of this page. Please be aware that the omitted material has been separately filed with the Securities and Exchange Commission.

EXHIBIT  10.12
INCENTIVE AND SEPARATION AGREEMENT (Continued)


         6.5 SEVERABILITY. If any one or more of the provisions or a portion of any provisions of this Agreement is or will be deemed to be contrary to law, invalid, illegal, unenforceable or unreasonable in any respect by any governmental authority, court of law or arbitrator having competent jurisdiction over the subject matter of this Agreement, the Company and Employee, the remaining provisions, portions of such provisions or reasonable scope of such provisions of this Agreement will be severable and enforceable in accordance with their terms.

         6.6 WAIVER. No failure or delay on the part of either the Company or Employee to exercise any right or remedy under this Agreement will constitute a waiver of such right or remedy; and no single or partial exercise of any such right or remedy will preclude any other or further exercise of such right or remedy or of any other right or remedy.

         6.7 SURVIVORS AND PARTIES. This Agreement will inure to the benefit of and be enforceable by Employee's heirs, successors and assigns. If Employee should die while any amounts would still be payable to Employee hereunder if Employee had continued to live, all amounts will be paid in accordance with the terms of this Agreement to Employee's heirs, successors and assigns. Nothing in this Agreement is intended to provide any rights or remedies to any person other than to the Company and Employee and their respective heirs, successors and assigns.

         6.8 GOVERNING LAW. This Agreement will be construed in accordance with and governed in all respects by the laws of the State of California without regard to any provisions regarding conflicts of law.

         6.9 DISPUTE RESOLUTION. Any dispute or claim relating to this Agreement or any amendment of this Agreement, including without limitation as to their existence, validity, interpretation, performance, breach or damages, whether arising before or after the termination of this Agreement or any of its provisions, will be settled only by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association. The written decision of the arbitrator(s) will be final and binding, and will be enforceable in any court of competent jurisdiction.

         6.10 ADEA DISCLOSURE. The Discrimination and Employment Act of 1967 requires that Employee be specifically advised of the following: The Company has advised Employee to consult with an attorney of Employee's own selection prior to executing the Agreement. Employee has chosen to enter this Agreement voluntarily. Employee understands that he is not waiving rights or claims that may arise after the date this Agreement is signed. Employee was given this Agreement on September 13, 1994, and was told at that time that he had up to twenty-one (21) days to consider whether he wished to enter into it. Employee understands that this Agreement does not become effective until seven
(7) days after he signs it. Employee has been told that during that seven-day period, he may revoke this Agreement, and if he does so the Agreement will not have become effective or enforceable.

EXHIBIT  10.12
INCENTIVE AND SEPARATION AGREEMENT (Continued)


         6.11 COMMITTEE APPROVAL. This Agreement will not be binding on the Company unless and until it has been approved by the Organization and Compensation Committee of the Company's Board of Directors. The Company will request such approval within fourteen (14) days after this Agreement has been executed by the Company and Employee, and the Company will promptly thereafter notify Employee whether this Agreement has been approved by such Committee

         6.12 TERM. In the event that the Company decides not to sell and/or discontinue the Business, this Agreement will terminate on the date that such decision is made. In the event of such termination, Employee will not be entitled to any compensation or benefits provided for in this Agreement.



         IN WITNESS WHEREOF, the Company and Employee have executed this Agreement as of the date set forth above.


VARIAN ASSOCIATES, INC.                            AL D. WILUNOWSKI



/s/ Ernest M. Felago                               /s/ Al. D. Wilunowski
- - - ---------------------------------------            -------------------------
By:  Ernest M. Felago                              Date:  September 13, 1994
Title:  Vice President, Human Resources
Date:   September 14, 1994

                        EXHIBIT 10.12 - ATTACHMENT A

                                   AGREEMENT


IN CONSIDERATION of my employment or the continuance of my employment by VARIAN ASSOCIATES, INC., I agree as follows:

1. For the purpose of this Agreement the term "the Company" shall include VARIAN ASSOCIATES, INC., its subsidiaries and/or its affiliates in which VARIAN ASSOCIATES, INC. now or hereafter during the term of this Agreement owns more than twenty percent of the stock eligible to vote for directors and the assignees and licensees of VARIAN ASSOCIATES, INC., its subsidiaries and affiliates.

2. I agree that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company's business affairs, including its inventories, products, processes, projects, developments, and plans are and shall be the property of the Company, and I will not disclose the same to unauthorized persons or use the same for any unauthorized purposes without written approval by an officer of the Company, either during or after the term of my employment, until such time as such information has become public knowledge. I also agree to treat all U.S. Government classified information and material in the manner specified by applicable Government regulations.

3. I agree that all files, letters, memos, reports, sketches, drawings, laboratory notebooks or other written material containing matter of the type set forth in paragraph 2 above which shall come into my custody or possession shall be and are the exclusive property of the Company to be used by me only in the performance of Company duties and that all such records or copies thereof in my custody or possession shall be delivered to the Company upon termination of my employment.

4. I agree that my obligation not to disclose or use proprietary or confidential information of the types set forth in paragraphs 2 and 3 above also extends to such types of information of customers of the Company or suppliers to the Company who may have disclosed or entrusted such information to the Company or me in the course of business.

5. I hereby assign and agree to assign to the Company or its designees all my right, title and interest in and to all inventions, improvements, discoveries, or technical developments, whether or not patentable, which I, solely or jointly with others, may conceive or reduce to practice during the term of my employment and which are conceived or first actually reduced to practice (a) in the utilization by the Company of my services in a technical or professional capacity in the areas of research, development, marketing, management, engineering or manufacturing, or (b) pursuant to any project of which I am a participant or member and that is either financed or directed by the Company, or (c) at the Company's expense, in whole or in part. All other inventions, improvements, discoveries or technical developments shall remain my property.

6. I agree to promptly disclose to and to cooperate with the Company or its designee, both during and after employment, with respect to the procurement of patents for the establishment and maintenance of the Company's or its designee's rights and interests in said inventions, improvements, discoveries or developments, and to sign all papers which the Company may deem necessary or desirable for the purpose of vesting the Company or its designee with such rights, the expense thereof to be borne by the Company.

7. Since I am to assign to the Company certain inventions which I may conceive or first actually reduce to practice after I enter the employ of the Company, I have listed below all those inventions which I own at this time and which I believe should be brought to the attention of the Company to avoid future misunderstandings as to ownership.

8. I agree that I will make no claim for pecuniary award or compensation under the provisions of the Atomic Energy Act of 1954, as amended, with respect to any invention or discovery made or conceived by me, solely or jointly with others, in the course of or under any contracts that the Company now has or may have pertaining to work for the Atomic Energy Commission during the term of my employment.

9. This Agreement supercedes all prior discussions, representations and understandings between the parties hereto relating to subject matter hereof, and may not be waived or modified except by express written agreement executed by employee and by an authorized representative of Varian.


DATE                                   EMPLOYEE
     ------------------------------             -------------------------------
DATE                                   WITNESS
     ------------------------------             -------------------------------


                       PRIOR INVENTIONS OWNED BY EMPLOYEE
              (PLEASE USE REVERSE SIDE IF MORE SPACE IS REQUIRED)
_______________________________________________________________________________
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           Please complete the ADDENDUM AGREEMENT on the reverse side.



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
                                        Exhibit 10.12, Attachment A  (continued)


Continued from reverse side hereof.


PRIOR INVENTIONS OWNED BY EMPLOYEE (Continued)
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                             Addendum to Agreement

This is to notify you that the Agreement you are signing in consideration of employment or the continuation of employment with Varian Associates, Inc. does not apply to an invention made by you for which no equipment, supplies, facility, or trade secret information of Varian was used and which was developed entirely on your own time, and (a) which does not relate (1) to the business of Varian or (2) to Varian's actual or demonstrably anticipated research or development, or (b) which does not result from any work performed by you for Varian.

Employee Signature
                    -------------------------------
Employee Name (please print)                             Date
                              -------------------------        -----------------
Employee Badge Number
                       --------------------
Department Name & Resp. No.
                            ----------------------------------------------------




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